UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 8, 2019

TPI Composites, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, Arizona 85253
(Address of Principal Executive Offices) (Zip Code)

480-305-8910
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Item 2.02. Results of Operations and Financial Condition.

          On May 8, 2019, TPI Composites, Inc. (the Company) issued a press release announcing its financial results for the three months ended March 31, 2019. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein. The Company also posted a presentation to its website at www.tpicomposites.com under the tab “Investors” providing information regarding its results of operations and financial condition for the three months ended March 31, 2019. The information contained in the presentation is incorporated by reference herein. The presentation is being furnished herewith as Exhibit 99.2 to this current report on Form 8-K. The Company’s website and the information contained therein is not part of this disclosure.

          The information in Item 2.02 of this current report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this current report on Form 8-K (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On May 8, 2019, the Company announced the appointment and promotion of William Siwek, the Company’s current Chief Financial Officer, as President of the Company, effective May 8, 2019. The Company also announced the appointment of Bryan Schumaker as the Company’s new Chief Financial Officer, effective May 13, 2019. Steven Lockard will continue to serve as the Company’s Chief Executive Officer.

          Appointment of William Siwek as President.

          William Siwek, age 56, joined the Company as its Chief Financial Officer in August 2013. Prior to joining the Company, Mr. Siwek previously served as the Chief Financial Officer for T.W. Lewis Company, an Arizona-based real estate investment company, from September 2012 to September 2013. From May 2010 until September 2012, he was an independent consultant assisting companies in the real estate, construction, insurance and renewable energy industries. Prior to that, Mr. Siwek was Executive Vice President and Chief Financial Officer of Talisker Mountain, Inc., from January 2009 to April 2010. Prior to that, he was President and Chief Financial Officer of the Lyle Anderson Company from December 2002 to December 2008. Prior to that, Mr. Siwek spent 18 years, from September 1984 to May 2002, with Arthur Andersen where he became a Partner in both Audit and Business Consulting Divisions. Mr. Siwek holds B.S. degrees in Accounting and Economics from University of Redlands and is a Certified Public Accountant.

          Mr. Siwek will be entitled to an annual base salary of $600,000 (subject to periodic increases at the Company’s discretion) and the opportunity to participate in the Company’s annual cash incentive bonus program, with a target bonus percentage of 80% of his annual base salary (prorated for days of service in his year of appointment). In addition, Mr. Siwek will be entitled to receive a time-based restricted stock unit award with a value of $300,000, subject to approval by the Board of Directors of the Company. The restricted stock unit award will vest in three equal installments on the first, second and third annual anniversary of the date of the grant, subject to Mr. Siwek’s continued employment. Mr. Siwek also will be eligible to participate in the Company’s standard employee benefit programs and will be entitled to benefits consistent with those provided to other senior executives of the Company and any other benefits that the Company may, in its sole discretion, elect to grant to him from time to time.

          In the event of a termination of employment by the Company “without cause” or for “good reason” by Mr. Siwek (each as defined in Mr. Siwek’s employment agreement) and not involving a change of control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Siwek will receive cash severance equal to 15 months’ salary continuation, and up to 15 monthly cash payments equal to the Company’s monthly contribution for Mr. Siwek’s health insurance.

          In the event Mr. Siwek is terminated by the Company “without cause” or “for good reason” by Mr. Siwek, within 12 months following a change in control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Siwek will not be entitled to the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance payment equal to 125% of his base salary and 125% of his annual target bonus, (ii) up to 15 monthly cash payments equal to the Company’s monthly contribution for Mr. Siwek’s health insurance, (iii) for all outstanding and unvested equity awards of the Company subject to time-based vesting held by Mr. Siwek, full accelerated vesting of such awards, with a post-termination exercise period, if applicable, of one year and (iv) for all outstanding and unvested equity awards of the Company subject to performance-based vesting held by Mr. Siwek, fully accelerated vesting of such awards to the extent the applicable performance goals have been met at such time. The foregoing description of Mr. Siwek’s employment agreement is qualified in its entirety by the terms of such agreement, the form of which has been previously filed with the Securities and Exchange Commission on June 17, 2016 as Exhibit 10.23 to the Company’s registration statement on Form S-1, and which is incorporated herein by reference.

          Appointment of Bryan Schumaker as Chief Financial Officer.

          Prior to joining the Company, Bryan Schumaker, age 43, served as the Chief Accounting Officer of First Solar, Inc. from July 2015 to May 2019 and the Chief Financial Officer of 8point3 Energy Partners, a publicly-traded limited partnership formed by First Solar and Sunpower Corporation to own, operate and acquire solar energy generation projects from July 2016 to July 2018. Mr. Schumaker also served as Assistant Corporate Controller of First Solar from April 2008 to December 2011 and Vice President, Corporate Controller from December 2011 to July 2015. Prior to working at First Solar, Mr. Schumaker worked for Swift Transportation from January 2003 to April 2008 in multiple roles, including Vice President, Corporate Controller. Prior to that, Mr. Schumaker worked for KPMG, LLP as a Supervising Senior for the Assurance Practice and for a BDO Alliance Firm as a Senior Audit Associate. Mr. Schumaker holds a Bachelor of Business Administration – Accounting degree from the University of New Mexico. Mr. Schumaker also serves on the Board of Directors of the Arizona Manufacturing Extension Partnership and is a Certified Public Accountant.

          Mr. Schumaker will be entitled to an annual base salary of $450,000 (subject to periodic increases at the Company’s discretion) and the opportunity to participate in the Company’s annual cash incentive bonus program, with a target bonus percentage of 65% of his annual base salary (prorated for days of service in his year of appointment). Mr. Schumaker will be granted a stock option award with a total value of $1,000,000, subject to approval by the Board of Directors of the Company. The stock option will vest over four years (25% on the first anniversary date of the grant date and 6.25% each quarter thereafter), subject to Mr. Schumaker’s continued employment. Mr. Schumaker also will be eligible to participate in the Company’s standard employee benefit programs and will be entitled to benefits consistent with those provided to other senior executives of the Company and any other benefits that the Company may, in its sole discretion, elect to grant to him from time to time.

          In the event of a termination of employment by the Company “without cause” or for “good reason” by Mr. Schumaker (each as defined in Mr. Schumaker’s employment agreement) and not involving a change of control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Schumaker will receive cash severance equal to 12 months’ salary continuation, and up to 12 monthly cash payments equal to the Company’s monthly contribution for Mr. Schumaker’s health insurance.

          In the event Mr. Schumaker is terminated by the Company “without cause” or “for good reason” by Mr. Schumaker, within 12 months following a change in control of the Company, subject to the delivery of a fully effective release of claims and continued compliance with applicable restrictive covenants, Mr. Schumaker will not be entitled to the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance payment equal to 100% of his base salary and 100% of his annual target bonus, (ii) up to 12 monthly cash payments equal to the Company’s monthly contribution for Mr. Schumaker’s health insurance, (iii) for all outstanding and unvested equity awards of the Company subject to time-based vesting held by Mr. Schumaker, full accelerated vesting of such awards, with a post-termination exercise period, if applicable, of one year and (iv) for all outstanding and unvested equity awards of the Company subject to performance-based vesting held by Mr. Schumaker, fully accelerated vesting of such awards to the extent the applicable performance goals have been met at such time. The foregoing description of Mr. Schumaker’s employment agreement is qualified in its entirety by the terms of such agreement, the form of which has been previously filed with the Securities and Exchange Commission on June 17, 2016 as Exhibit 10.23 to the Company’s registration statement on Form S-1, and which is incorporated herein by reference.

          On May 8, 2019, the Company issued a press release regarding Mr. Siwek’s appointment as President and Mr. Schumaker’s appointment as Chief Financial Officer, which is included as Exhibit 99.3 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 8, 2019
99.2	Presentation, dated May 8, 2019
99.3	Press Release, dated May 8, 2019, announcing the appointment of William Siwek as President and Bryan Schumaker as Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: May 8, 2019	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer